UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported) December 10, 2013

BUTLER NATIONAL CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Kansas
 (State or Other Jurisdiction of Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
 (Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Butler National Corporation has executed a Severance and Release Agreement with Angela Shinabargar, its former Chief Financial Officer.  This agreement executed on December 10, 2013, provides for a total payment of $41,345.20 in thirteen weekly payments as consideration for Ms. Shinabargar's release of any potential claims, for cooperation with the auditors, and for other obligations as more fully described in the Agreement.  The Agreement contains a right of revocation exercisable by Ms. Shinabargar that will expire on December 16, 2013.  The description of the Agreement in this Current Report on Form 8-K is qualified by the full text of the Agreement, incorporated herein by reference to Exhibit 10.1 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
December 13, 2013 Date	/S/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
December 13, 2013 Date	/S/ Craig D. Stewart Craig D. Stewart (Chief Financial Officer)